Exhibit 99.1

PRELIMINARY-SUBJECT TO COMPLETION-DATED MAY 10, 2021

REGAL BELOIT CORPORATION 200 STATE STREET BELOIT, WI 53511-6254

VOTE BY INTERNET- www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [●] Central Time on [●], 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-[●]

Use any touch-tone telephone to transmit your voting instructions up until [●] Central Time on [●], 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and mail it in the postage-paid envelope we provided in lime for it to be received by [●] Central Time, [●], 2021 or return it to [●] by [●] Central Time, [●], 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[●]        KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGAL BELOIT CORPORATION The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

		For	Against	Abstain
1.	To approve the issuance of shares of Regal common stock pursuant to the Agreement and Plan of Merger, dated as of February 15, 2021, as may be amended from time to time;	☐	☐	☐
2.	To approve an amendment and restatement of Regal’s Articles of Incorporation to effect a change in Regal’s legal name from “Regal Beloit Corporation” to “Regal Rexnord Corporation” (which amendment and restatement will not be implemented if the Merger is not consummated);	☐	☐	☐
3.	To consider and vote upon a proposal to approve an amendment and restatement of Regal’s Articles of Incorporation to increase the number of authorized shares of Regal common stock from 100,000,000 to 150,000,000 (which amendment and restatement will not be implemented if the Merger is not consummated);	☐	☐	☐
4.	To approve the adjournment of the special meeting of Regal shareholders, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY-SUBJECT TO COMPLETION-DATED MAY 10, 2021

REGAL BELOIT CORPORATION

Dear Shareholder:

You are cordially invited to attend the Regal Beloit Corporation Special Meeting of Shareholders to be held on [●] at [●] a.m. Central Time at the James L. Packard Learning Center located at Regal’s corporate headquarters, 200 State Street, Beloit, Wisconsin 53511. The accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus-Information Statement contains detailed information as to the formal business to be transacted at the Regal Special Meeting.

Whether or not you plan to attend the Regal Special Meeting, it is important that these shares be voted. Accordingly, please complete, sign and date the proxy card on the reverse side and return it in the enclosed postage-paid envelope. In the alternative, you have the option to vote these shares by the Internet or telephone as indicated on the reverse side or by attending the Regal Special Meeting and voting in person.

Sincerely,

REGAL BELOIT CORPORATION

Important Notice Regarding the Availability of Proxy Materials for the Regal Special Meeting:
The Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus-Information Statement are available at www.[●].com.

[●]

PROXY

REGAL BELOIT CORPORATION

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON [●], 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Louis V. Pinkham, Robert J. Rehard and Thomas E. Valentyn or any of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of REGAL BELOIT CORPORATION (the “Company”) held of record by the undersigned as of the close of business on [●], 2021 at the Special Meeting of Shareholders to be held on [●], 2021, at [●] a.m. Central Time, or any adjournment or postponement thereof (the “Regal Special Meeting”).

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS IN ITEMS 1, 2 3 AND 4. THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE REGAL SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please mark, sign, date and return this card promptly using the enclosed envelope.

SEE REVERSE SIDE	Continued and to be signed on Reverse Side	SEE REVERSE SIDE